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EXHIBIT 99.10(b)

Consent of Dechert Price & Rhoads
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                     [Letterhead of Dechert Price & Rhoads]

                                October 14, 1996



Board of Directors
Pacific Mutual Life Insurance
   Company
700 Newport Center Drive
Newport Beach, California  92660

         Re: Registration Statement on Form N-4 for Interests in Separate Account B of Pacific Mutual Life Insurance Company under Pacific Innovations, an Individual Flexible Premium Deferred Variable Annuity Contract

Dear Sirs and Madams:

         We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus comprising a part of the above-referenced Registration Statement.

                                                            Very truly yours,

                                                       /s/DECHERT PRICE & RHOADS

                                                          Dechert Price & Rhoads